 Procter & GambleEarnings Release:Q3 FY 2016 Results  April 26, 2016

 Business ResultsQ3 FY 2016

 Jan – Mar 16 (Q3 FY 16) ResultsCore EPS Growth*  * Restated for Batteries & Beauty category exits  Q3 core operating prof it margin increased 300 basis points

 Jan – Mar 16 (Q3 FY 16) ResultsCurrency Neutral Core EPS Gro*  * Restated for Batteries & Beauty category exits  Year-on-year, Venezuela and tax impacts were a combined headwind of 17% this quarter.

 Jan – Mar 16 (Q3 FY 16) ResultsGrooming Segment   -1%  -5%  -22%  +5% Pricing, -1% MixOrganic Sales: i Low
 Jan – Mar 16 (Q3 FY 16) ResultsHealth Care Segment   -1%  -2%  -8%  +1% Pricing, Flat MixOrganic Sales: i Low single digits in Developed markets, h Low single digits in Developing marketsGlobal value share declined 0.8 points versus year agoNet Earnings: Productivity improvements and pricing were more than offset by volume decline, negative mix impacts and currency headwinds

 Jan – Mar 16 (Q3 FY 16) ResultsFabric & Home Care Segment   3%  2%  10%  +1% Pricing, Flat MixOrganic Sales: h Mid-single digits in Developed markets, i Mid-single digits in Developing marketsGlobal value share was flat versus year agoNet Earnings: Productivity improvements, pricing and lower commodity costs were partially offset by currency headwinds and marketing investments

 Jan – Mar 16 (Q3 FY 16) ResultsBaby, Feminine & Family Care Segment   0%  -1%  -9%  Flat Pricing, Flat MixOrganic Sales: Flat in Developed markets, i Low single digits in Developing marketsGlobal value share declined 1.1 points versus year agoNet Earnings: Productivity improvements and lower commodity costs were more than offset by mix hurts and currency headwinds

 Category HighlightsQ3 FY 2016

 Jan – Mar 16 (Q3 FY 16) ResultsBeauty Highlights  Hair Care organic sales were flat versus year ago. Developing markets were flat versus year ago, as double-digit organic sales growth in Latin America was offset by declining sales in Russia and China. Developed markets declined slightly as growth in Pantene and Head & Shoulders was more than offset by challenges on Herbal Essences and Vidal Sassoon. Skin & Personal Care organic sales grew low single digits versus year ago, driven by double-digit growth on SKII and strong Old Spice sales in the U.S.   By Category  Organic Sales Growth IYA        Global  Developed  Developing  Hair Care  ~=  -  ~=  Skin & Personal Care  +  +  ~=   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than1%.

 Jan – Mar 16 (Q3 FY 16) ResultsGrooming Highlights  Grooming organic sales declined slightly versus a difficult base period comparison. Developed market sales were down low single digits as growth from Fusion Proshield was more than offset by increased competitive activity in the mid and value price tiers. Developing market sales grew low single digits versus year ago behind premium innovation and price increases.  By Category  Organic Sales Growth IYA        Global  Developed  Developing  Grooming  ~=  -  +   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than1%.

 Jan – Mar 16 (Q3 FY 16) ResultsHealth Care Highlights  Oral Care organic sales were flat versus year ago. Developed market sales were flat as strong growth on power toothbrushes was offset by customer inventory reductions in North America. Developing markets were flat as strong growth in China, Brazil and Mexico was offset by the loss of finished product sales to our deconsolidated subsidiaries in Venezuela.Personal Health Care organic sales declined mid-single digits due to a soft cough and cold season.  By Category  Organic Sales Growth IYA        Global  Developed  Developing  Oral Care  ~=  ~=  ~=  Personal Health Care  -  -  ~=   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than1%.

 Jan – Mar 16 (Q3 FY 16) ResultsFabric & Home Care Highlights  Fabric Care organic sales were up low single digits versus year ago. Developed markets increased high single digits driven by strong innovation in the U.S, where Fabric Care value share grew nearly one point in the March quarter. Developing markets declined as price increases and new compact liquid detergent launches were more than offset by competitive activity and impacts from discontinuing less profitable product forms and value-tier detergents.Home Care organic sales grew low single digits versus year ago driven by strong innovation in the dish care business and benefits from recent pricing taken for devaluation.   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than1%.  By Category  Organic Sales Growth IYA        Global  Developed  Developing  Fabric Care  +  +  -  Home Care  +  +  +

 Jan – Mar 16 (Q3 FY 16) ResultsBaby, Feminine & Family Care Highlights  Baby Care organic sales declined low single digits versus year ago as strong growth on Pampers in the U.S was more than offset by challenges on Luvs and softness in international markets. In the U.S., Pampers value share was up more than one point versus year ago behind premium innovation.Feminine Care organic sales grew low single digits versus year ago behind growth in adult incontinence and prior year price increases in developing markets.Family Care organic sales were unchanged as growth in the U.S. was offset by decline in Mexico as we shift focus from unprofitable, low-tier products to very profitable, premium-tier products.  By Category  Organic Sales Growth IYA        Global  Developed  Developing  Baby Care  -  ~=  -  Feminine Care  +  ~=  +  Family Care  ~=  +  -   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than1%.

 FY 2016 Guidance

 FY 2016 Guidance*Sales    FY’16  Organic Sales Growth  In-line to Up Low Single Digits  Currency  -6% to -7%  Venezuela & Minor brand divestitures  -2% to -3%  All-in Sales Growth  Down High Single Digits  * Guidance assumes that Batteries & transitioning Beauty businesses are accounted for as discontinued operations  Maintaining organic sales growth guidance of in-line to up low single digits versus fiscal 2015. Expect all-in sales growth to be down high single digits versus fiscal 2015.

 FY 2016 Guidance*Earnings Per Share    FY’16  Constant Currency Core EPS Growth  Up Mid Single Digits  Core EPS Growth  -3% to -6%  All-in EPS Growth  +46% to +51%  * Guidance assumes that Batteries & transitioning Beauty businesses are accounted for as discontinued operations  Expect constant currency core EPS growth in the mid-single digitsTightening core EPS guidance to a range of -3% to -6% versus fiscal 2015, which puts the mid-point of the range at $3.59 per share versus last year’s core EPS of $3.76.

 FY 2016 GuidanceCash Generation & Usage  Adjusted Free Cash Flow Productivity: 100% or betterCapital Spending, % Sales: 5% to 6%Dividends: $7B+Share Repurchases*: $8B to $9B  * Includes shares exchanged at the close of the Duracell transaction.  Given fiscal year to date adjusted free cash flow productivity of 108%, we now expect full year adjusted free cash flow productivity of at least 100%.

 FY 2016 GuidancePotential Headwinds Not Included in Guidance  Further foreign currency weaknessChange in market growth rates Further unrest in the Middle East, Russia & the UkraineFurther deterioration in markets like Argentina and Brazil – with softened market conditions

 FY 2016 GuidancePotential Tailwinds Not Included in Guidance  Strengthening of foreign currencies Expansion of marketsU.S. economic growth accelerates

 Forward Looking Statements  Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including disruptions in credit markets, reduced market growth rates or changes affecting our credit rating, and generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to maintain key manufacturing and supply arrangements (including sole supplier and sole manufacturing plant arrangements) and manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (4) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs, and achieve cost savings described in our announced productivity plan;  (5) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (6) the ability to compete with our local and global competitors in new and existing sales channels by successfully responding to competitive factors, including prices, promotional incentives and trade terms for products; (7) the ability to manage and maintain key customer relationships; (8) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, efficacy or similar matters that may arise; (9) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, contractors and external business partners; (10) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (11) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, accounting standards and environmental) and to resolve pending matters within current estimates; (12) the ability to manage changes in applicable tax laws and regulations; (13) the ability to successfully manage our portfolio optimization strategy, as well as ongoing acquisition, divestiture and joint venture activities, to achieve the Company’s overall business strategy, without impacting the delivery of base business objectives; and (14) the ability to successfully achieve productivity improvements and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8K reports.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the earnings call and associated slides and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective of underlying business trends and results and provide a more comparable measure of year-on-year results.  These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to more fully understand our business results.  These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.

The measures provided are as follows:
1.	Organic Sales Growth—page 3
2.	Core EPS and Currency-Neutral Core EPS—pages 4-6
3.	Core Operating Profit Margin—page 6
4.	Core Selling, General and Administrative Expense (SG&A) as a Percentage of Net Sales—page 7
5.	Core Gross Margin—page 7
6.	Core Effective Tax Rate—page 7
7.	Adjusted Free Cash Flow—page 8
8.	Adjusted Free Cash Flow Productivity—page 8

The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:
•	charges for incremental restructuring due to increased focus on productivity and cost savings,
•	charge in 2015 related to the deconsolidation of our Venezuelan subsidiaries,
•	charges for European legal matters, and
•	charges for balance sheet impacts from the devaluation of the foreign currency exchange rate in Venezuela prior to deconsolidation.

We do not view these items to be part of our sustainable results.

Organic sales growth:  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of the Venezuela deconsolidation, acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.

Core EPS and currency-neutral Core EPS:  Core EPS is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated.  Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. The tables below provide a reconciliation of diluted net earnings per share to Core EPS and of Core EPS to currency-neutral Core EPS.

Core operating profit margin: This is a measure of the Company's operating margin adjusted for items as indicated.

Core selling, general and administrative expense (SG&A) as a percentage of sales:  This is a measure of the Company's SG&A as a percentage of sales adjusted for items as indicated.

Core gross margin: This is a measure of the Company's gross margin adjusted for items as indicated.

Core tax rate:  This is a measure of the Company's tax rate on continuing operations adjusted for items as indicated.

Adjusted free cash flow:  Adjusted free cash flow is defined as operating cash flow less capital spending excluding tax payments for the Pet divestiture.  We view adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.

Adjusted free cash flow productivity:  Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding the gain on the sale of the Batteries business, impairment charges and Venezuela charges.  The Company's long-term target is to generate annual free cash flow at or above 90 percent of net earnings.

1. Organic sales growth:
The reconciliation of reported sales growth to organic sales is as follows:

Three Months Ended March 31, 2016	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty	(8)%	5%	4%	1%
Grooming	(10)%	7%	2%	(1)%
Health Care	(7)%	5%	1%	(1)%
Fabric Care and Home Care	(4)%	5%	2%	3%
Baby, Feminine and Family Care	(8)%	5%	3%	-
Total P&G	(7)%	5%	3%	1%
*Acquisition/Divestiture Impact also includes the Venezuela deconsolidation, the mix impacts of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Periods

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
JFM 2015	(7)%	8%	-	1%
AMJ 2015	(9)%	9%	1%	1%
JAS 2015	(12)%	9%	2%	(1)%
OND 2015	(9)%	8%	3%	2%
*Acquisition/Divestiture Impact includes volume and mix impacts of acquired and divested businesses, as well as rounding impacts necessary to reconcile net sales to organic sales.

Guidance

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FY 2016 Estimate	Down high single digits	6% to 7%	2% to 3%	In line to up low single digits
*Acquisition/Divestiture Impact also includes the Venezuela deconsolidation, the mix impacts of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales

2. Core EPS and currency-neutral Core EPS:

	Three Months Ended March 31
	2016	2015
Diluted Net Earnings Per Share from Continuing Operations	$0.81	$0.82
Incremental Restructuring	0.04	0.06
Rounding	0.01	0.01
Core EPS	$0.86	$0.89
Percentage change vs. prior period	(3)%
Currency Impact to Earnings	0.03
Currency-Neutral Core EPS	$0.89
Percentage change vs. prior period	-

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Guidance

Total Company	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth	Foreign Exchange Impact	Currency-Neutral Core EPS
FY 2016 (Estimate)	46% to 51%	(52)% to (54)%	(3)% to (6)%	9%	Up mid-single digits
*Includes change in discontinued operations (includes Batteries impairments) and the absence of significant one-time items (e.g. Venezuela charge)

Core EPS and Currency-Neutral Core EPS
Prior Periods

	JFM 15	JFM 14	AMJ 15	AMJ 14	JAS 15	JAS 14	OND 15	OND 14
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$ 0.82	$ 0.83	$ 0.17	$ 0.83	$ 0.96	$ 0.93	$ 1.01	$ 0.92
Incremental Restructuring	0.06	0.04	0.06	0.03	0.02	0.02	.03	0.02
Venezuela B/S Remeasurement & Devaluation Impacts	-	0.10	-	-	-	0.04	-	-
Charges for Pending European Legal Matters	-	-	(0.01)	0.02	-	-	-	0.01
Venezuela Deconsolidation Charge	-	-	-	-	-	-	-	-
Rounding	0.01	(0.01)	0.71	0.01	-	-	-	-
Core EPS	$ 0.89	$ 0.96	$ 0.93	$ 0.89	$ 0.98	$ 0.99	$ 1.04	$ 0.95
Percentage change vs. prior period	(7)%		4%		(1)%		9%
Currency Impact to Earnings	0.18		0.13		0.13		0.11
Currency-Neutral Core EPS	$ 1.07		$ 1.06		$ 1.11		$ 1.15
Percentage change vs. prior period	11%		19%		12%		21%

Core EPS and Currency-Neutral Core EPS
Prior Periods

	JAS 14	JAS 13	OND 14	OND 13	FY 15	FY 14	FY 13	FY 12
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$ 0.93	$ 0.96	$ 0.92	$ 1.00	$ 2.84	$ 3.63	$ 3.50	$ 2.97
Incremental Restructuring	0.02	0.02	0.02	0.02	0.17	0.11	0.14	0.15
Venezuela B/S Remeasurement & Devaluation Impacts	0.04	-	-	-	0.04	0.09	0.08	-
Charges for Pending European Legal Matters	-	-	0.01	-	0.01	0.02	0.05	0.03
Non-Cash Impairment	-	-	-	-	-	-	0.10	0.31
Gain on Buyout of Iberian JV	-	-	-	-	-	-	(0.21)	-
Venezuela Deconsolidation Charge	-	-	-	-	$0.71	-	-	-
Rounding	-	(0.01)	-	0.01	(0.01)	-	(0.01)	(0.01)
Core EPS	$ 0.99	$ 0.97	$ 0.95	$ 1.03	$ 3.76	$ 3.85	$ 3.65	$ 3.45
Percentage change vs. prior period	2%		(8)%		(2)%	5%	6%
Currency Impact to Earnings	0.07		0.15		0.52	0.32	0.15
Currency-Neutral Core EPS	$ 1.06		$ 1.10		$ 4.28	$ 4.17	$ 3.80
Percentage change vs. prior period	9%		7%		11%	14%	10%

3. Core operating profit margin:

	JFM 16	JFM 15
Operating Profit Margin	21.1%	17.9%
Incremental Restructuring	1.0%	1.4%
Charges for European Legal Matters	0.1%	-
Rounding	-	(0.1)%
Core Operating Profit Margin	22.2%	19.2%
Basis Point Change	300

4. Core selling, general and administrative expense (SG&A) as a percentage of net sales:

	JFM 16	JFM 15
SG&A as a % of NOS	28.7%	29.4%
Incremental Restructuring	0.1%	(0.4)%
Charges for European Legal Matters	(0.1)%	-
Rounding	-	(0.1)%
Core SG&A as a % of NOS	28.7%	28.9%
Basis Point Change	(20)

5. Core gross margin:

	JFM 16	JFM 15
Gross Margin	49.8%	47.3%
Incremental Restructuring	1.1%	0.9%
Core Gross Margin	50.9%	48.2%
Basis Point Change	270

6. Core tax rate:

	JFM 16	JFM 15
Effective Tax Rate	27.6%	19.1%
Incremental Restructuring	(0.3)%	0.2%
Rounding	(0.1)%	(0.1)%
Core Tax Rate	27.2%	19.2%
Basis Point Change	800

7. Adjusted free cash flow:

	Operating Cash Flow	Capital Spending	Free Cash Flow	Cash Tax Payment - Pet Sale	Adjusted Free Cash Flow
Three Months Ended March 31, 2016	$3,278	$(800)	$2,478	-	$2,478
Three Months Ended December 31, 2015	$4,480	$(691)	$3,789	-	$3,789
Three Months Ended September 30, 2015	$3,538	$(532)	$3,006	-	$3,006
Fiscal Year to Date March 31, 2016	$11,296	$(2,023)	$9,273	-	$9,273
FY 2015	$14,608	$(3,736)	$10,872	$729	$11,601

8. Adjusted free cash flow productivity:

	Adjusted Free Cash Flow	Net Earnings	Impairment & Deconsolidation Charges	Gain on Batteries Sale	Net Earnings Excl. Impairment Charges	Adjusted Free Cash Flow Productivity
Three Months Ended March 31, 2016	$2,478	2,783	-	$(422)	$2,361	105%
Three Months Ended December 31, 2015	$3,789	$3,228	-	-	$3,228	117%
Three Months Ended September 30, 2015	$3,006	$2,635	$350	-	$2,985	101%
Fiscal Year to Date March 31, 2016	$9,273	$8,646	$350	$(422)	$8,574	108%
FY 2015	$11,601	$7,144	$4,187	-	$11,331	102%